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                                XTRA Corporation                    Exhibit 11.2
               Calculation of Weighted Average Shares Outstanding
             For the Four Quarters Ended September 30, 1995 and 1994
                              (Thousands of shares)

                                                                      Quarter Ended:

1995                                              12/31/94   3/31/95   6/30/95   9/30/95   YTD 1995
                                                  --------   -------   -------   -------   --------
Computation of Primary Shares Outstanding
Weighted average common shares outstanding         16,942    16,952    16,776    16,729    16,849

Common stock equivalents for primary EPS:

  Stock options outstanding                            92        89        84        37        76
                                                   ------    ------    ------    ------    ------

Weighted average number of common
shares outstanding (primary)                       17,034    17,041    16,860    16,766    16,925
                                                   ======    ======    ======    ======    ======

Computation of Fully Diluted Shares Outstanding
Weighted average common shares outstanding         16,942    16,952    16,776    16,729    16,849

Common stock equivalents for fully diluted EPS:

  Stock options outstanding                            92        89        84        37        76
                                                   ------    ------    ------    ------    ------

Weighted average number of common
shares outstanding (fully diluted)                 17,034    17,041    16,860    16,766    16,925
                                                   ======    ======    ======    ======    ======
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
                                                                    Quarter Ended:

1994                                              12/31/93   3/31/94   6/30/94   9/30/94    YTD
                                                  --------   -------   -------   -------   ------
Computation of Primary Shares Outstanding
Weighted average common shares outstanding         16,876    16,881    16,914    16,936    16,902

Common stock equivalents for primary EPS:

  Stock options outstanding                           133       134       109       101       119
                                                   ------    ------    ------    ------    ------

Weighted average number of common
shares outstanding (primary)                       17,009    17,015    17,023    17,037    17,021
                                                   ======    ======    ======    ======    ======

Computation of Fully Diluted Shares Outstanding
Weighted average common shares outstanding         16,876    16,881    16,914    16,936    16,902

Common stock equivalents for fully diluted EPS:
  Stock options outstanding                           137       134       110       105       125
                                                   ------    ------    ------    ------    ------
Weighted average number of common
shares outstanding (fully diluted)                 17,013    17,015    17,024    17,041    17,027
                                                   ======    ======    ======    ======    ======

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